UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2025

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40064	82-1510982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(Address of principal executive offices, including zip code)

(610) 727-4597

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.00001 per share	VRPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2025, Mr. Jaydriane (Jay) Panis, a member of the Board of Directors (the “Board”) of Virpax Pharmaceuticals, Inc. (the “Company”), notified the Board of his resignation from the Board and the Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, effective immediately.

Mr. Panis stated that his resignation was due to compliance requirements related to his current employer. His resignation was not due to any disagreement with the Company on any matter relating to its operations, policies, or practices.

The Company and the Board express their appreciation for Mr. Panis’s service and contributions and will begin the process of identifying a qualified independent director to fill the resulting vacancy in accordance with applicable regulatory and governance requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRPAX PHARMACEUTICALS, INC.

Dated: February 4, 2025	By:	/s/ Jatinder Dhaliwal
Jatinder Dhaliwal
Chief Executive Officer